UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2012 (September 20, 2012)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)            Restricted Common Share Awards

On September 20, 2012 (“Grant Date”), the Board of Trustees of Glimcher Realty Trust (the “Registrant”) approved, upon the recommendation and approval of the Executive Compensation Committee, restricted common share awards of the Registrant’s common shares of beneficial interest, par value $0.01 per share, to the Registrant’s senior executive officers who were “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) in the Registrant’s most recently issued definitive proxy statement.  Listed below are the approved restricted common share awards (the “Awarded Shares”):

Named Executive Officer	Awarded Shares
Chairman of the Board & Chief Executive Officer	318,182
President & Chief Operating Officer	113,636
Executive Vice President, Chief Financial Officer & Treasurer	113,636
Executive Vice President, Director of Leasing	68,182
Executive Vice President of Development, General Counsel & Secretary	45,455

The Awarded Shares were issued pursuant to the Registrant’s 2012 Incentive Compensation Plan.  The Awarded Shares for each Named Executive Officer listed above have transfer and forfeiture restrictions that will lapse for all Awarded Shares on the five year anniversary of the Grant Date, provided the Named Executive Officer remains employed by the Registrant (or any of its affiliates).  Each Named Executive Officer will be the record owner of their respective Awarded Shares, and will have all rights of a common shareholder, including the right to vote the Awarded Shares and to receive distributions with respect to the Awarded Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: September 21, 2012	/s/ George A. Schmidt George A. Schmidt Executive Vice President of Development, General Counsel & Secretary